UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 10, 2006
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-50180	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 1410, 800 West Pender Street
Vancouver, British Columbia Canada	V6C 2V6
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[               ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[               ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[               ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[               ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 – Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers

Mr. Arnold J. Dyck and Mr. Peter Bell have been appointed directors of the Company effective May 10, 2006. The appointments of Mr. Dyck and Mr. Bell were approved by the Company’s board of directors by written consent resolutions of the board of directors dated May 10, 2006.

The prior business experience and biographical information for each of Mr. Dyck and Mr. Bell is presented below:

Mr. Arnold J. Dyck

Mr. Dyck is a professionally educated accountant who is a graduate of the Registered Industrial Accountant education program and was awarded the designation of Certified Management Accountant in 1975.

Mr. Dyck was employed at Uranerz Exploration and Mining Limited from 1977 to 1998. Mr. Dyck progressed through various positions with Uranerz Canada Limited, Uranerz Exploration and Mining Limited, and Uranerz U.S.A. Inc. to become the Senior Vice-President and Chief Financial Officer for the Uranerz group of companies. He also served as a member of the board of directors for Uranerz U.S.A. Inc. and as chairman of the board with a subsidiary mining company. Uranerz Exploration and Mining Limited and Uranerz U.S.A. are not connected with or a predecessor company to the Company.

Since 1998 Mr. Dyck has been self-employed in designing, constructing and selling new homes as well as renovating existing homes.

Prior to his work the with Uranerz group, Mr. Dyck was employed in the start-up phase of a food and feed research and development facility, start-up and operation phases of an electronic manufacturing facility and the operation of a transportation company. All of his positions have been in the areas of accounting, finance, royalties and taxation, human resources, administration and general business management.

Mr. Peter Bell

Mr. Bell practiced as a licensed pharmacist until 1968. Since that time he has been a self-employed consultant and a director and member of a number of health care companies and professional organizations. Mr. Bell holds a Bachelor of Science Degree in Pharmacy from the University of Manitoba and a Masters in Business Administration from the University of Western Ontario.

Mr. Bell has been a director of Current Technology Corporation, which markets an electrostatic hair maintenance and re-growth process, since 1992. Since 1997 Mr. Bell has been a director and is the President of Ezon Healthcare Corporation, a private company, that is involved in the development of a graphic labeling system for pharmaceutical products.

Mr. Bell has provided a wide range of consultant services to health care companies and organizations. These consultant services included: sales management and reorganization of sales force; regional market development and marketing strategy; medical opinion surveys and market analysis; medical device product market development; business immigration program presentations; management studies in healthcare organizations; development and growth of public corporations and reverse takeovers in public companies.

At the time of this disclosure we expect the two new directors to be appointed to the compensation and audit committees upon their formation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION.

DATE: May 10, 2006	By:	“Aileen Lloyd”
AILEEN LLOYD
Corporate Secretary